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Exhibit 10.7(b)

BANK RHODE ISLAND
NONQUALIFIED DEFERRED COMPENSATION PLAN

AMENDMENT NO. 3

        WHEREAS, Bank Rhode Island (the "Company") established and has maintained the Bank Rhode Island Nonqualified Deferred Compensation Plan (the "Plan") effective January 1, 1997, to provide unfunded deferred compensation for a select group of management or highly compensated employees; and

        WHEREAS, the Company has maintained the right to amend the Plan from time to time; and

        WHEREAS, the Company desires to amend the Plan to comply with the requirements of the American Jobs Creation Act of 2004;

        NOW THEREFORE, the Plan is hereby amended, effective January 1, 2005, or as otherwise provided in regulations issued by the Internal Revenue Service under Code Section 409A:

  1.
  The definition of "Unforeseeable Financial Emergency" in Section 1.14 of the Plan shall be amended by deleting that section in its entirety and replacing that language with the following new definition:

        "1.14 "Unforeseeable Financial Emergency" means a severe financial hardship to the Participant resulting from:

  (a)
  illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant,

  (b)
  loss of the Participant's property due to casualty, or

  (c)
  other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

        Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Plan Administrator."

  2.
  Section 3.2 of the Plan is hereby amended by inserting the following new paragraph (b) after paragraph (a) and by designating current paragraphs (b) and (c) as "(c)" and "(d):"

        "(b)            The election to defer a bonus must be made prior to the beginning of the Plan Year in which the services are performed, unless the bonus is a non-discretionary bonus with specific performance-related goals as provided under Code Section 409A. In the case of performance-based compensation based upon services performed over a period of at least twelve months, the election may be made no later than six months prior to the end of that period."

  3.
  Section 5.1 of the Plan is hereby amended by inserting the following new paragraph at the end thereof:

        "In the event that a distribution is made to a Key Employee (as defined in Section 416(i) of the Code), other than by reason of death, such distribution shall not be made before a date that is six months following a separation of service."

  4.
  Section 5.2 of the Plan is hereby amended by deleting that section in its entirety and replacing that language with the following new language:

        "5.2 Payment Upon Disability. In the event a Participant becomes Disabled (as defined below) while the Participant is employed by the Company, payment of the Participant's Deferred Compensation Account shall be made as soon as practicable after the Valuation Date coincident with or next following the date on which the Participant is determined to be Disabled.

        The term "Disabled" means that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of determinable physical or mental impairment which can be expected to last for a period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering Participants of the Company.

        Whether a Participant is Disabled for purposes of the Plan shall be determined by the Plan Administrator, and in making such determination, the Plan Administrator may rely on the opinion of a physician (or physicians) selected by the Plan Administrator for such purpose."

  5.
  Section 7.1 of the Plan is hereby amended by deleting that section in its entirety and replacing that language with the following new language:

        "7.1 The Company intends the Plan to be permanent, but reserves the right at any time to modify, amend or terminate the Plan; provided however, that except as provided below, any amendment or termination of the Plan shall not reduce or eliminate any balance in a Participant's Deferred Compensation Account accrued through the date of such amendment or termination. Upon termination of the Plan, all Deferred Compensation Account balances shall be distributed in accordance with Section 5.1 above."

        IN WITNESS WHEREOF, the Company has executed this Third Amendment this 24th day of October, 2007.

BANK RHODE ISLAND
By:	/s/ JOHN R. BERGER Compensation Committee Chairman

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  Exhibit 10.7(b)
BANK RHODE ISLAND NONQUALIFIED DEFERRED COMPENSATION PLAN AMENDMENT NO. 3